UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive
Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 12, 2006, Alliant Techsystems Inc. (ATK) announced that it has successfully completed the sale of its previously announced $300 million offering of 2.75 percent convertible senior subordinated notes due 2011.

ATK also announced that it used a portion of the proceeds from the offering to purchase approximately $100 million of shares of ATK common stock.  ATK will use the remainder of the proceeds to make a contribution to its defined benefit pension plan and for other general corporate purposes.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release announcing the completion of the sale of Alliant Techsystems Inc.’s previously announced $300 million offering of 2.75 percent convertible senior subordinated notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ John L. Shroyer
	Name:	John L. Shroyer
	Title:	Senior Vice President and Chief Financial Officer

Date: September 13, 2006